EXHIBIT 77(I)
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information dated May 9, 2005 regarding Merk Hard Currency Fund, as filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497(e) of the Securities Act of 1933, as amended (the "Securities Act") on May 13, 2005, accession number 0001275125-05-000251, is incorporated by reference into, and legally part of and this Form N-SAR.